Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q for the period ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Portia R. LeGall, Chief Executive Officer and Chief Financial Officer of LeGall Holdings Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2017	LEGALL HOLDINGS INC.

	By:	/s/ Portia R. LeGall
Portia R. LeGall, Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LeGall Holdings Inc. and will be retained by LeGall Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.